UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT 0F 1934
Date of Report (Date of Event): March 25, 2009 (March 23, 2009)
Commission File Number 333-135107
LOTUS BANCORP, INC
(Exact name of registrant as specified in its charter)

Michigan	20-2377468
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)
44350 West Twelve Mile Road, Novi, MI 48377
(Address of principal executive offices, including zip code)
(248) 735-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 23, 2009, the board of directors of Lotus Bancorp, Inc. (the “Company”) was notified of the decision by director Sarada Gullapalli not to stand for re-election to the Company’s board of directors. Dr. Gullapalli has decided to devote more time and attention to her medical practice, Sarada Gullapalli, MD, PLLC. The effective date of her departure will be May 18, 2009.
     Concurrently, the board of directors of the Company has accepted the nomination of Ravindranath Gullapalli to stand for election to the Company’s board of directors in the seat being vacated by Dr. Gullapalli. Dr. Gullapalli is Mr. Gullapalli’s wife. Mr. Gullapalli has been a director of the Company’s subsidiary, Lotus Bank (the “Bank”) since February, 2007 and is a member of the Bank’s Loan, Asset Liability, and Human Resources committees. Mr. Gullapalli has also been an advisory member of the Company’s Audit Committee since February, 2007. If Mr. Gullapalli is elected at the Company’s annual meeting of shareholders on May 18, 2009, his term will expire in 2012 (like all other directors standing for re-election at this year’s annual meeting of shareholders).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOTUS BANCORP, INC.
Date: March 25, 2009	By:	/s/ Satish B. Jasti
Satish B. Jasti, President & CEO